Exhibit 10.4
UST INC.
2005 LONG-TERM INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTION
     This Notice is to certify that the Optionee named below has been granted the number of options set forth below under the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”) and the terms and conditions set forth in this Notice and attached Nonstatutory Stock Option Agreement (the “Agreement”). This Notice is subject to and incorporates by reference the terms and conditions of the Agreement, a copy of which is enclosed. Please refer to the Agreement and the Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. If this Notice of Grant is not signed and returned to the Company, on or before the date on which these Stock Options vest, the Stock Options granted hereunder shall be forfeited. Please sign and date the Notice and return it promptly in the enclosed envelope.

Name of Optionee:	[ ]

Type of Option:	Nonstatutory

Number of Shares Under Option:	[ ]

Per Share Exercise Price:	[ ]

Grant Date:	[ ]

Vesting Date:	[	], 2008,

Expiration Date:	[ ]

Additional Terms:	See the Nonstatutory Stock Option Agreement.
By signing this Notice of Grant of Stock Option, you acknowledge that you have read the attached Nonstatutory Stock Option Agreement and agree to the terms and conditions specified therein and in the Plan.

Employee Signature	Date

UST INC.
2005 LONG-TERM INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AGREEMENT
     NONSTATUTORY STOCK OPTION AGREEMENT, made as of the date set forth on the Notice of Grant of Stock Option pursuant to the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”), between UST Inc., a Delaware corporation (the “Company”), and the employee of the Company or a Subsidiary named on the Notice of Grant of Stock Option (the “Employee”).
     WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its common stock, $.50 par value (“Common Stock”), as hereinafter provided and subject to the terms and conditions hereof, to carry out the purpose of the Plan; and
     WHEREAS, the Committee administering the Plan has granted (as of the effective date of grant specified in the Notice of Grant of Stock Option) to the Employee the number of options as set forth in the Notice of Grant of Stock Option.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:
1.	Grant. The Company has granted to the Employee a Nonstatutory Stock Option (the “Option”) to purchase the aggregate number of shares as shown on the Notice of Grant of Stock Option, subject to adjustment as provided in the Plan, on the terms and conditions herein set forth.
2.	Exercise Price. The exercise price of the shares of Common Stock covered by the Option shall be as shown on the Notice of Grant of Stock Option.
3.	Vesting. Except as set forth below, the Option shall be exercisable in accordance with the Vesting Date as shown on the Notice of Grant of Stock Option, and shall expire at the close of business on the date shown on the Notice of Grant of Stock Option. The Option may be exercised either for the total number of shares granted, or for less than the total number, in multiples of 100 shares. In the event that the Employee makes a “hardship withdrawal” under the UST Inc. Employees’ Savings Plan (the “Savings Plan”), as amended from time to time, the right of exercise shall be suspended during the period prescribed by the Savings Plan beginning on the date of such withdrawal, except that this restriction shall not apply if for any reason such suspension is not required under Section 401(k) of the Code or any final regulations issued thereunder.

4.	No Rights as a Shareholder or to Continued Employment. The holder of the Option shall have none of the rights of a shareholder with respect to the shares covered by the Option until the shares are issued or transferred to such Optionee upon exercise of the Option. The Option shall not confer on the Employee any right to continued employment.
5.	No Transferability. Except as permitted by the Committee in its sole discretion, the Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Employee’s lifetime only by the Employee or by his/her guardian or legal representative. The Committee may, in its sole discretion, permit the transfer of the Option subject to any conditions that the Committee may prescribe; provided, however, that in no event may the Option be transferred for consideration.
6.	Change in Control. Upon the occurrence of a Change in Control, the Option shall be treated in accordance with the provisions of Section 11(c) of the Plan.
7.	Method of Exercise. Upon the exercise of the Option, the exercise price may be paid (i) in full in cash or (ii) by tendering previously owned mature shares with a value on the date of exercise equal to the purchase price as described below or (iii) by any such other method of exercise approved by the Committee. The Option shall be exercised in accordance with the procedures adopted by the Company from time to time.
The Employee may pay the purchase price by tendering to the Company, in whole or in part, in lieu of cash, shares of Common Stock owned by such purchaser for at least six months prior to the date of exercise, accompanied by the certificates therefor registered in the name of such purchaser and properly endorsed for transfer, having a Fair Market Value equal to the cash exercise price applicable to the portion of such Option being so exercised.
8.	Effect of Termination of Employment. If the employment of the Employee is terminated by reason of his/her death or Disability, or upon his/her Retirement, or for any other reason if the Committee so determines, any portion of the Option that has not theretofore become vested and exercisable shall become fully vested and exercisable as of the date of such termination of employment. Options that remain outstanding at the effective date of a termination by reason of death, Disability or Retirement shall remain exercisable until the expiration of the original term. If the employment of the Employee is terminated for any other reason and if the Committee does not determine otherwise, any portion of the Option that has not theretofore become vested and exercisable shall be forfeited and shall lapse. Any portion of the Option that has vested as of the date of the

Employee’s termination of employment other than for Cause shall be exercisable for a period of 90 days following the date of termination. Upon expiration of such 90 day period, any unexercised portion of the Option shall terminate in full and shall lapse. Notwithstanding the foregoing, in no event may the Option be exercised after the Option’s Expiration Date. For purposes of this Agreement, the term “Disability” shall mean a “disability,” as defined in the Company’s Long-Term Disability Plan or, if such plan is not applicable to the Employee, as defined by the State or federal disability program which applies to the Employee
9.	Non-Competition.
(a)	In consideration of the grant of Stock Options made pursuant to this Agreement, during the term of the Employee’s employment with the Company and for a period of one (1) year after that employment is terminated, by the Company or the Employee, for any reason other than the cessation of business by the Company pursuant to a filing for bankruptcy protection or liquidation initiated by the Company, the Employee will not, without the Company’s prior written approval, directly or indirectly:
(i)	recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his/her employment or consulting relationship with, or otherwise cease his/her relationship with, the Company; or

(ii)	solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company. For purposes of this Agreement, a prospective client, customer or account is any individual or entity whose business is solicited by the Company, proposed to be solicited by the Company, or who approaches the Company with respect to possibly becoming a client, customer, or account during the period of Employee’s employment with the Company; or

(iii)	Engage (whether for compensation or without compensation), directly or indirectly, as an individual proprietor, partner, officer, employee, director, independent contractor, consultant or in any other capacity whatsoever, in any business currently involved in, or actually contemplating involvement in, the manufacture or distribution of smokeless tobacco or tobacco seed, wines or distilled spirits, whether or not the same is pursued for gain, profit or other pecuniary advantage. The foregoing shall not, however, be construed as preventing Employee from making investments in any other business, provided, however, that such investments do not require his/her services in the operation of the affairs of the businesses in which such investments are made.

(b)	If any restriction set forth in this Section 9 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

(c)	The restrictions contained in this Section 9 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for this purpose. The Employee agrees that any breach of this Section 9 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company will have the right to seek specific performance and injunctive relief, attorney’s fees, costs and disbursements to enforce its rights hereunder.
10.	Finding of Cause; Violation of Non-Competition Covenant.
(a)	If (i) the employment of the Employee is terminated for Cause or (ii) after the Employee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Employee, while in the employ of the Company, that would have enabled the Company to terminate the Employee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (iii) subsequent to his termination of employment, the Employee violates the restrictions set forth in Section 9 of this Agreement, and, in each case, such act is discovered by the Company within three (3) years of its occurrence, then, unless otherwise determined by the Committee,
(i)	any portion of the Option (whether or not then exercisable) that has not been exercised as of the date of such termination or discovery shall thereupon be forfeited and shall lapse; and

(ii)	the Employee (or, in the event of the Employee’s death following the commission of such act, his beneficiaries or estate) shall (A) sell back to Company all Acquired Shares (as defined in paragraph (b) of this Section 10) held by the Employee (or, if applicable, his beneficiaries or estate) as of the date of such termination or discovery, for a per share price equal to the per share exercise price of the Option, and (B) to the extent such Acquired Share have previously been sold or otherwise disposed of by the Employee, other than by reason of death (or if applicable, by his beneficiaries or estate), repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate exercise of such Acquired Shares.

(iii)	for purpose of clause (a)(ii) of this Section 10 immediately above, (A) the amount of repayment described therein shall not be affected by whether the Employee (or, if applicable, his/her beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be affected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Employee (or, if applicable, his/her beneficiaries or estate).
(b)	For purposes of this Agreement, Acquired Shares shall mean shares of Common Stock that were acquired upon exercise of the Option on or after the date which is 180 days prior to the Employee’s termination of employment.
11.	Approvals. The sale and delivery of any shares of Common Stock hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued under the Option prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other national exchange upon which the Company’s shares may then be listed).
12.	Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is in conflict with the Plan, the provisions of the Plan shall control. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.
13.	Notices. Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail; provided, however, that a notice of exercise pursuant to paragraph 7 hereof shall be effective only upon receipt by the Company of such notice and all necessary documentation, including payment. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.
14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Employee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

15.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and beneficiaries.
16.	Amendment. This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Employee in accordance with Section 13; and provided further that no amendment or modification that is adverse to the rights of the Employee as provided by this Agreement and the related Notice of Grant of Stock Option shall be effective unless set forth in a writing signed by the parties hereto.
17.	Binding Agreement. This Agreement shall be binding upon the Employee and his or her personal representatives and beneficiaries without any need for additional action by the Employee, and any attempt by the Employee and his or her personal representatives and beneficiaries to exercise any rights under this Agreement shall be conclusive evidence of such person’s acceptance thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized, as of the day and year set forth above.
UST INC.

Name:
Title:

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